Exhibit 99.1

Frontier Announces Fiber Securitization Offering

DALLAS, Texas —(BUSINESS WIRE)— Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier” or the “Company”) today announced that a limited-purpose, bankruptcy remote, indirect subsidiary of the Company intends to offer approximately $750 million aggregate principal amount of secured fiber network revenue term notes (the “Notes”), with an anticipated repayment date in May 2031, subject to market conditions and other factors. The Notes will be secured by certain of Frontier’s fiber assets and associated customer contracts in North Texas and will qualify as an offering of green bonds.

Frontier intends to use the net proceeds of the offering to, among other things, repay certain existing indebtedness of the Company and its non-securitization subsidiaries, including a portion of the outstanding principal amount of the Company’s term loan facility, and for general corporate purposes, including potential investments or expenditures, such as capital expenditures and research and development, in line with Frontier’s fiber expansion and copper migration strategies.

The Notes are being offered and sold in the United States only to persons reasonably believed to be “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or certain accredited investors within the meaning of Regulation D under the Securities Act, and outside the United States to certain non-U.S. persons in compliance with Regulation S under the Securities Act. In addition, the Notes may be sold in separately negotiated, privately placed transactions exempt from registration in accordance with Section 4(a)(2) of the Securities Act. The offer and sale of the Notes have not and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, the Notes or any other securities, and shall not constitute an offer to sell, solicitation of an offer to buy, or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

Forward-Looking Statements

This release contains “forward-looking statements” related to future events. Forward-looking statements address the Company’s expectations or beliefs concerning future events, including, without limitation, the expected terms, timing and size of the offering, the expected collateral of the Notes, the use of proceeds of the offering, the qualification of the Notes as green bonds and other matters. These statements are based on management’s views and assumptions, as of the date of this release, regarding future events and performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. A wide range of factors could materially affect future developments and performance, including but not limited to, uncertainties related to market conditions, changes to the terms and timing of the offering, the Company’s ability to satisfy the closing conditions related to the offering and other factors set forth in the Company’s other filings with the U.S. Securities and Exchange Commission (the “SEC”). This list of factors that may affect future performance and the accuracy of forward-

looking statements is illustrative and is not intended to be exhaustive. You should consider these important factors, as well as the risks and other factors contained in the Company’s filings with the SEC, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and subsequent SEC filings. The Company does not intend, nor does it undertake any duty, to update any forward-looking statements, except as required by law.

About Frontier

Frontier (NASDAQ: FYBR) is the largest pure-play fiber provider in the U.S. Driven by our purpose, Building Gigabit America®, we deliver blazing-fast broadband connectivity that unlocks the potential of millions of consumers and businesses.

Investor Contact	Media Contact

Spencer Kurn	Chrissy Murray
SVP, Investor Relations	VP, Corporate Communications
+1 401-225-0475	+1 504-952-4225
spencer.kurn@ftr.com	chrissy.murray@ftr.com